Exhibit 99.1

November 8, 2012

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer Executive Vice President Investor Relations	Cynthia Williams Senior Executive Vice President Corporate Communications
(336) 733-3021	(336) 733-1478
AGreer@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation CRO to speak at Bank of America Merrill Lynch 2012 Banking and Financial Services Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that Chief Risk Officer Clarke Starnes will present at the Bank of America Merrill Lynch 2012 Banking and Financial Services Conference in New York City on Wednesday, Nov. 14, at 11:20 a.m. (ET).

A webcast of Starnes’ presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T

BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with $182.0 billion in assets and market capitalization of $23.2 billion, as of Sept. 30, 2012. Based in Winston-Salem, N.C., the company operates approximately 1,850 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

###